CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 405 and Amendment No. 408 to the Registration Statement on Form N-1A of EA Series Trust with respect to JLens 500 Jewish Advocacy U.S. ETF, a series of shares of EA Series Trust, under the heading “Other Service Providers” in the Prospectus and “Independent Registers Public Accounting Firm” in the Statement of Additional Information.

                             /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 25, 2024